Exhibit 3.23
ARTICLES OF MERGER
OF
NUTCRACKER BRANDS, INC.
INTO
SOUTHERN ROASTED NUTS OF GEORGIA, INC.
Pursuant to the provisions of the Georgia Business Corporation Code, Nutcracker Brands, Inc., a Massachusetts corporation (“Nutcracker”) and Southern Roasted Nuts of Georgia, Inc., a Georgia corporation (“Survivor”) adopt the following Articles of Merger (“Articles”). Nutcracker and Survivor are sometimes together referred to in these Articles as the “Constituent Corporations.”
1.	Plan of Merger — Effective September 30, 1999 (the “Effective Date”), Nutcracker shall be merged with and into Survivor and the separate existence of Nutcracker shall cease, with the effect that Survivor shall thereupon and thereafter possess and be vested with all the rights, privileges, immunities, franchises, causes of action and property, and be responsible and liable for all the liabilities and obligations, of each of the Constituent Corporations. On the Effective Date of the merger, all the outstanding stock of Nutcracker shall be cancelled and the outstanding stock of the Constituent Corporations shall consist solely of the outstanding stock of Survivor. From and after the Effective Date, the Articles of Incorporation and Bylaws of the Survivor shall remain the Articles of Incorporation and Bylaws of Nutcracker except that the name of Survivor shall be changed to Nutcracker Brands, Inc. This plan of merger may be rescinded at any time prior to the Effective Date by direction of a majority of the board of either corporation.

2.	Shareholder Approval — Approval by the shareholder of Survivor on the Agreement and Plan of Merger was not required as provided by §14-2-1103 and §14-2-1002 of the laws of the State of Georgia. RH Financial Corporation, the sole shareholder of Nutcracker Brands, Inc., has duly approved the Agreement and Plan of Merger by unanimous written consent as provided by law.

3.	Board Approval — The Board of Directors of each Constituent Corporation has approved the Agreement and Plan of Merger.

4.	Publication Certification — Survivor certifies that a Notice of Merger and a publishing fee of $40.00 have been mailed or delivered to an authorized newspaper, as required by law.

SOUTHERN ROASTED NUTS OF GEORGIA, INC., a Georgia corporation		NUTCRACKER BRANDS, INC., a Massachusetts corporation

By:	/s/ W. E.Taylor W. E. Taylor Vice President	By:	/s/ W. E. Taylor W. E. Taylor Vice President
Dated: September 28,1999		Dated: September 28,1999

Secretary of State Corporations Division Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530

DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: : : : : :	971121067 8610132 04/02/1997 0086 04/22/1997 111
JAY. SHERRELL & SMITH
CLAYTON JAY, JR.
P.O. BOX 308
FITZGERALD GA 31750
CERTIFICATE OF AMENDMENT
I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that
SOUTHERN ROASTED NUTS OF GEORGIA, INC.
A DOMESTIC PROFIT CORPORATION
has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.
WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Lewis A. Massey
LEWIS A. MASSEY
SECRETARY OF STATE

(SEAL)

ARTICLES OF AMENDMENT
OF SOUTHERN ROASTED NUTS OF GEORGIA, INC.
     The Articles of Incorporation of Southern Roasted Nuts of Georgia, Inc., are hereby amended, as hereinafter set forth:
     1. The name of the corporation is Southern Roasted Nuts of Georgia, Inc.
     2. The following Resolution was adopted by written consent of all the shareholders and all of the directors of the corporation, on March 18, 1997, to wit:
CONSENT OF DIRECTORS AND SHAREHOLDERS
OF SOUTHERN ROASTED NUTS OF GEORGIA, INC.
TO ACTION WITHOUT MEETING
ON MARCH 19, 1997
     The undersigned, being all of the directors and shareholders of Southern Roasted Nuts, Inc. (formerly known as Flowers Snacks, Inc.), do hereby consent to and do hereby take the following actions pursuant to the Georgia Corporation Code and do hereby unanimously adopt the following resolution:
     RESOLVED, that the Articles of Incorporation of Southern Roasted Nuts, Inc., be amended by striking the fifth paragraph of said Articles of Incorporation, which reads as follows:
     “FIFTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.”
     and by substituting in lieu thereof, the following:
     “FIFTH: The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) of the par value of One Dollar ($1.00) each.”
     BE IT FURTHER RESOLVED, that each of the undersigned directors and shareholders do hereby waive all requirements of law relating to amendment of Articles of Incorporation of the said Southern Roasted Nuts, Inc., including, but not limited to, those set forth in Section 14-2-1003 of the Official Code of Georgia Annotated and each of the undersigned directors and shareholders do hereby expressly waive the right to receive any material which might otherwise be required to be furnished.
     BE IT FURTHER RESOLVED that the Clayton Jay, Jr., as attorney for the corporation is hereby authorized and directed to take such action as is necessary to have the Articles of

Amendment filed with the Secretary of State as provided in O.C.G.A. §14-2-1006.
     IN WITNESS WHEREOF, the unanimous consent of all of the shareholders and all of the directors of the corporation is evidenced by their signatures below, as of the 19th day of March, 1997.

/s/ Allen A. Conger
ALLEN A. CONGER, Shareholder and Director

/s/ Harold C. Conger
HAROLD C. CONGER, Shareholder and Director

/s/ Carolyn Y. Conger
CAROLYN Y. CONGER, Shareholder

     3. The date of Amendment is March 19, 1997.
     4. Said Amendment was adopted by unanimous consent of all of the shareholders and all of the directors of the corporation.
     IN WITNESS WHEREOF, Southern Roasted Nuts of Georgia, Inc., has caused these Articles of Amendment to be executed and its corporate seal to be affixed, by its duly authorized president and secretary, this 19th day of March, 1997.

SOUTHERN ROASTED NUTS OF GEORGIA, INC.
By:	/s/ Allen A. Conger
Allen A. Conger, President

	Attest:	/s/ Allen A. Conger
(STAMP)		Allen A. Conger, II,
Secretary/Treasurer [CORPORATE SEAL]

LOCKET NUMBER : 88005044 CHARTER NUMBER : 8610132 DATE INCORPORATED : 07/15/86 DATE AMENDED : 01/04/88 EXAMINER : STACY BILLEY TELEPHONE NUMBER : (404)656-2812 MAILED TO: CLAYTON JAY, JR., ATTY P O BOX 308 FITZGERALD GA 31250 CERTIFICATE OF AMENDMENT      I, MAX CLELAND, Secretary of State and the Corporations Commissioner of the state of Georgia do hereby certify, under the seal of my office that the articles of incorporation of “FLOWERS SNACKS, INC.” has changed its name to “SOUTHERN ROASTED NUTS OF GEORGIA , INC.” have been duly amended under the laws of the State of Georgia, by the filing of articles of amendment in the office of the secretary of state and the fees therefor paid, as provided by law, and that attached hereto is a true and correct copy of said articles of amendment.      WITNESS, my hand and official seal, in the city of Atlanta and the state of Georgia on the date set forth below. DATE: JANUARY 11, 1988 FORM A3 (3/87) SECURITIES CEMETERIES CORPORATIONS CORPORATIONS HOT LINE 656-2894 656-3079 656-2817 404-656-2222       Outside Metro- Atlanta (STAMP)

ARTICLES OF AMENDMENT OF FLOWERS SNACKS, INC.      Articles of incorporation of Flowers Snacks, Inc. are hereby amended as hereinafter set forth: 1.      The name of the corporation is flowers Snacks, Inc. 2.      The following resolution was adopted by the written consent of all of the shareholders on December 1, 1987, towit:      BE IT RESOLVED by the shareholders of Flowers Snacks, Inc. that the corporate name be changed from Flowers Snacks, Inc. to Southern Roasted Nuts of Georgia, Inc. and the president and secretary of the corporation are hereby authorized and directed to take such action as is necessary to have the Articles of Incorporation of the corporation amended so as to so change the corporate name to Southern Roasted Nuts of Georgia, Inc. 3.      The following amendment to the Articles of Incorporation was unanimously adopted by written consent of the directors of the corporation on December 1, 1987, towit:      BE IT RESOLVED by the directors of Flowers Snacks, Inc. that the corporate name be changed from Flowers Snacks, Inc. to Southern Roasted Nuts of Georgia, Inc. and the president and secretary of the corporation are hereby authorized and directed to take such action as is necessary to have the Articles of Incorporation of the corporation amended as herein set forth. 4.      The corporate name certificate for Southern Roasted Nuts of Georgia, Inc. issued by the Secretary of state is attached hereto and by reference made a part hereof.      IN WITNESS WHEREOF Flowers Snacks, Inc. has caused these Articles of Amendment to be executed and its corporate seal to be affixed by its duly authorized officers this 31st day of December, 1987. FLOWERS SNACKS, INC. By Allen A. Conger, President Attest: Carolyn Y. Conger, Secretary (STAMP)

Secretary of State Business Services and Regulation Suite 306, CERTIFICATE DATE: 12/29/87 2 Martin Luther King Dr. Dr. DOCKET NUMBER: 87363150 Atlanta, Georgia 30334 EXAMINER: JANICE BROWN TELEPHONE: 404-656-2814 REQUESTED BY: CLAYTON JAY P.O. BOX 308 FITZGERALD GA 31750 RENEWAL OF CORPORATE NAME CERTIFICATE THE RECORDS OF THE SECRETARY OF STATE HAVE BEEN REVIEWED AND THE FOLLOWING NAME IS NOT IDENTICAL TO , AND APPEARS TO BE DISTINGUISHABLE FROM, THE NAME OF ANY OTHER EXISTING CORPORATION OR PROFESSIONAL ASSOCIATION ON FILE PURSUANT TO THE APPLICABLE PROVISION OF THE GEORGIA LAWS RELATING TO CORPORATIONS AND PROFESSIONAL ASSOCIATIONS (TITLE 14 OF THE OFFICIAL CODE OF GEORGIA ANNOTATED). "SOUTHERN ROASTED NUTS OF GEORGIA, INC." THIS CERTIFICATE SHALL BE VALID FOR A PERIOD OF TWO CALENDAR MONTHS FOR PROFIT AND NONPROFIT CORPORATIONS AND PROFESSIONAL ASSOCIATIONS (DP, FP, DN, FN, & PA) AND SIX CALENDER MONTHS FOR BANK (BK) FROM THE DATE OF THIS CERTIFICATE. PLEASE SUBMIT THE ORIGINAL CERTIFICATE (WHITE COPY) WITH THE ARTICLES OF INCORPORATION. THIS IS A RENEWAL CERTIFICATE. THE CERTIFICATE WILL EXPIRE AS SET FORTH ABOVE AND WILL NOT BE SUBJECT TO ANOTHER RENEWAL. MAX CLELAND SECRETARY OF STATE H. WAYNE HOWELL DEPUTY SECRETARY OF STATE SECURITIES CEMETERIES CORPORATIONS CORPORATIONS HOTLINE 656-2894 656-3079 656-2817 404-656-2222 Outside Metro-Atlanta

DUPLICATE State of Georgia OFFICE OF SECRETARY OF STATE I, Max Cleland, Secretary of State of the State of Georgia, do hereby certify that "FITZGERALD FOODS, Inc.", a corporation of the state of Georgia, has been duly merged under the Lave of the State of Georgia pursuant to articles of merger filed in the office of the secretary of state on the 29th day of August, 1986, effective the 29th day of August, 1986, into "FLOWERS SNAKS, Inc.", the resulting corporation , a Georgia Corporation, and all fees therefor paid, as provided by law, and that attached hereto is a true and correct copy of said articles of merger. IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of my office, at the Capital, in the City of Atlanta, this 29th day of August in the year of our Lord One Thousand Nine Hundred and Eighty Six and of the Independence of the United States of America the Two Hundred and Eleven. /s/ Max Cleland _____________________________ SECRETARY OF STATE CORPORATION COMMISSIONER

ARTICLES OF MERGER OF FPITZGERALD FOODS, INC. INTO FLOWERS SNACKS, INC. Pursuant to the provisions of Tilte 14, Section 14-2-217 of the Official Code of Georgia, as amended, the undersigned corporations hereby execute these Articles of Merger for the purpose of merging into a single corporation: I. The following Agreement and Plan of Merger was duly approved by all of the shareholders of each of the undersigned corporations in the manner prescribed by the Business Corporation Act of Georgia on July 22, 1986: AGREEMENT AND PLAN OF MERGER A. CORPORATIONS PARTICIPATING IN MERGER. FITZGERALD FOODS, INC., a Georgia corporation, (the "Merging Company") agrees that it shall merge into FLOWERS SNACKS, INC., a Georgia corporation (the "Surviving Company"). B. NAME OF SURVIVING CORPORATION. Upon the effective Date of the Merger, the name of the Surviving Company will be "Flowers Snacks, Inc." C. MERGER. Pursuant to the terms and conditions of this Agreement and Plan of Merger, the Merging Company will merge into the Surviving Company. Upon the merger's becoming effective, the corporate existence of the Merging Company will cease, and the corporation existence of the Surviving Company will continue. D. CONVERSION AND EXCHANGE OF SHARES. On the Effective Date, the outstanding shares of the Surviving Company and the Merging Company shall be converted and exchanged as follows: 1. Shares of the Surviving Company. Each share of the capital stock of the Surviving Company outstanding immediately prior to the Effective Date shall remain outstanding immediately after the merger.

2. Shares of the Merging Company. Upon the Effective Date, each outstanding share of the Merging Company shall be automatically cancelled. Each holder of a certificate or certificates representing outstanding shares of the Merging Company shall surrender the same for cancellation to that company on or before the Effective Date, and the Merging Company shall thereupon deliver said certificate or certificates to the Surviving Company. Each share of the Merging Company's Common Stock shall be converted into and exchanged for .7927 shares of common Stock ($.625 par value per share) of Flowers Industries, Inc., a Delaware Corporation, which indirectly owns all of the issued and outstanding capital stock of Flowers Baking Co. of Georgia, Inc., a Georgia corporation, (the "Parent"), which Parent owns all of the issued and outstanding capital stock of the Surviving Company. Each holder of a certificate or certificates of the Merging Company shall be entitled to receive a certificate or certificates representing the number of whole shares of Flowers Industries, Inc. to which such holder is entitled under this Agreement and Plan of Merger. 3. Fractional Shares. No fractional shares of Flowers Industries, Inc. will be issued. Any shareholder of the Merging Company who would otherwise be entitled to receive five-tenths (5/10) or more of a share will be given an additional whole share of flowers Industries, Inc.; and any shareholder who would otherwise be entitled to less than five-tenths (5/10) of a share will not receive any consideration for such fractional share. II. As to each of the undersigned corporation, the number of shares outstanding and entitled to vote were as follows: Name of Number of Shares Designation of Corporation Outstanding Class Flowers Snacks, Inc. 1,000 Common Fitzgerald Foods, Inc. 12,500 Common

III. As to each of the undersigned corporation, the total number of shares voted for and against such Agreement Plan of Merger, respectively, were as follows: Number of Name of Shares Voted Voted Corporation Outstanding Class For Against Flowers Snacks, Inc. 1,000 Common 1,000 0 Fitzgerald Foods, Inc. 12,500 Common 12,500 0 IN WITNESS WHEREOF, these Articles of Merger have been executed under seal by the parties hereto by their duly authorized officers this 22 day of July, 1986. FLOWERS SNACKS, INC. By: President ATTEST: Secretary [Corporate Seal]

STATE of GEORGIA COUNTY OF Ben Hill I. Clayton Jaydn., Notary Public, certify this 22 day of July, 1986, personally appeared before me P.E. Cooper and Cindy Berndon, the President and Secretary of Flowers Snacks, Inc., each of whom being by me first duly sworn, declare that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true. Notary Public My Commission Expires: 7-12-88 [Notarial Seal]

AGREEMENT AND PLAN OF MERGER A. CORPORATION PARTICIPATING IN MERGER. FITZGERALD FOODS, INC., a Georgia corporation (the "Merging Company"), agrees that it shall merger into FLOWERS SNACKS, INC., a Georgia corporation (the "Surviving Company"). B. NAME OF SURVIVING CORPORATION. Upon the Effective Date of the Merger, the name of the Surviving Company will be Flowers Snacks, Inc. C. MERGER. Pursuant to the terms and conditions of this Agreement and Plan of Merger, the Merging Company will merge into the Surviving Company. Upon the merger's becoming effective, the corporation existence of the Merging Company will cease, and the corporation existence of the Surviving Company will continue. The time when the merge becomes effective, which shall be 6:30 A.M. E.D.T., July 22, 1986, is hereinafter referred to as the "Effective Date." D. CONVERSION AND EXCHANGE OF SHARES. On the Effective Date, the outstanding shares of the Surviving Company and the Merging Company shall be converted and exchanged as follows: 1. Shares of the Surviving Company. Each share of the capital stock of the Surviving Company outstanding immediately prior to the Effective Date shall remain outstanding immediately after the merger.

2. Shares if the Merging Company. Upon the Effective Date, each outstanding share of the Merging Company shall be automatically cancelled. Each holder of a certificate or certificates representing outstanding shares of the Merging Company shall surrender the same for cancellation to that company on or before the Effective Date, and the Merging Company shall thereupon deliver said certificate or certificates to the Surviving Company. Each share of the Merging Company’s Common Stock shall be converted into and exchanged for .7927 shares of Common Stock ($.625 par value share) of Flowers Industries, Inc., a Delaware corporation, which indirectly owns all of the issued and outstanding capital stock of Flowers Baking Co. of Georgia, Inc., a Georgia corporation, (the "Parent"), which Parent owns all of the issued and outstanding capital stock of the Surviving Company . Each holder of a certificate or certificates of the Merging Company shall be entitled to receive a certificate or certificates representing the number of whole shares of Flowers Industries, Inc. to which such holder is entitled under this Agreement and Plan of Merger.

3. Fractional Shares. No fractional shares of Flowers Industries, Inc. will be issued. Any shareholder of the Merging Company who would otherwise be entitled to receive five-tenths (5/10) or more of a share will be given an additional whole share of Flowers Industries, Inc., and any shareholder who would otherwise be entitled to less than five-tenths (5/10) of a share will not receive any consideration for such fractional share.

IN WITNESS WHEREOF, these Articles of Merger have been executed under seal by the parties hereto by their duly authorized officers this 22nd day of July, 1986. FLOWERS SNACKS, INC. By: /s/ Illegible Its: President ATTEST: Illegible ____________________ Secretary [Corporate Seal] FITZGERALD FOODS, INC. By: /s/ Illegible Its : President ATTEST: Illegible ____________________ Secretary [Corporate Seal]

DUPLICATE State of Georgia OFFICE OF SECRETARY OF STATE I, Max Cleland, Secretary of State of the Suite of Georgia, do hereby certify that "FLOWERS SNACKS, INC." has been duly incorporated under the laws of the State of Georgia on the 15th day of July, 1986, by the filing of articles of incorporation in the office of the Secretary of State and the fees therefor paid, as provided by law, and that attached hereto is a true copy of said articles of incorporation. IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal at my office at the capital in the City of Atlanta this 15th day of July in the year of our Lord One Thousand Nine Hundred and Eighty Six and of the Independence of the United States of America the Two Hundred and Eleven. Max Cleland _________________________________ SECRETARY OF STATE CORPORATION COMMISSIONER

ARTICLES OF INCORPORATION OF FLOWERS SNACKS, INC. We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Georgia Business Corporation Code, do hereby adopt the following Articles of Incorporation for such corporation: FIRST: The name of the corporation is FLOWERS SNACKS. INC. SECOND: The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code. THIRD: The period of its duration is perpetual. FOURTH: The purpose or purposes for which the corporation is organized are: To manufacture, and distribute food products and any lawful act or activity for which a corporation may be organized.

To engage in any lawful activity for which corporations may be organized under the Georgia Business Corporation Code. FIFTH: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) of the par value of One Dollar ($1.00) each. SIXTH: The corporation will not commence business until it has received the sum of Five hundred Dollars ($500.00) as consideration for the issuance of shares. SEVENTH: The address of the initial registered office of the corporation is 2 peachtree Street, N. W., c/o C T Corporation System, Atlanta, Georgia 30383 and the name of its initial registered agent at such address is C T Corporation System. EIGHTH: The number of directors constituting the initial board of directors shall be one (1), and the name and address of the person who is to serve as a member thereof is: NAME ADDRESS Frederick E. Cooper P. O. Box 1338 Thomasville, Ga. 31792 2

NINTH: The names and addresses of the incorporators are: NAME ADDRESS T.S. Merker 2 Peachtree St., N. W. Atlanta, Ga. 30383 G. L. Minor 2 Peachtree St., N. W. Atlanta, Ga. 30383 L .M. Neely 2 Peachtree St., N. W. Atlanta, Ga. 30383 In witness whereof, we have hereunto set our hands this 15 day of July, 1986. /s/ T.S. Merker T.S. Merker /s/ G. L. Minor G. L. Minor /s/ L .M. Neely L .M. Neely ACCEPTANCE OF APPOINTMENT BY REGISTERED AGENT C T Corporation System having been designated to act as registered agent hereby consents to act in this capacity. C T CORPORATION SYSTEM By ILLEGIBLE

State of Georgia OFFICE OF SECRETARY OF STATE I, Max Cleland, Secretary of State of the State of Georgia, do hereby certify that based on a diligent search of the records on file in this office, I find that the name of the following proposed domestic corporation to wit "FLOWERS SNACKS, INC." is not identical with or confusingly similar to the name of any other existing domestic or domesticated or foreign corporation registered in the records on file in this office or to the name of any other proposed domestic or domesticated, or foreign corporation as shown by a certificate of the secretary of state heretofore issued and presently effective. This certificate is in full force and effective for a period of 4 calendar months from date of issuance. after such period of time, this certificate is void. In TESTIMONY WHEREOF, I have hereonto set my hand and affixed the seal of my office, at the Capitol, in the City of Atlanta, this 15th day of July, in the year of our Lord One Thousand Nine Hundred and Eighty Six and of the Independence of the United States of America the Two Hundred and Eleven. Max Cleland SECRETARY OF STATE COMMISSIONER OF CORPORATIONS